Exhibit 10.25

2000 Galloping Hill Road
STRICTLY PRIVATE & CONFIDENTIAL	Kenilworth, NJ 07033 U.S.A.
T: 908-740-4000
February 13, 2021
merck.com
Dr. Rahul Kakkar
Chief Executive Officer
Pandion Therapeutics, Inc. 134 Coolidge Avenue
Watertown, Massachusetts 02472

Dear Dr. Kakkar,

We refer to the Confidential Disclosure-In Agreement, dated as of April 9, 2018, as subsequently amended by Amendment No. 1 to Confidential Disclosure-In Agreement, dated December 19, 2019 and Amendment No. 2 to the Confidential Disclosure-In Agreement, dated December 18, 2020 (collectively, the “Confidentiality Agreement”), by and between Pandion Therapeutics, Inc. (the “Company”) and Merck Sharp & Dohme Corp. (“Merck” and, together with the Company, the “Parties”). In order to facilitate and expedite our discussions between the Parties with respect to a Potential Transaction (as defined below), the Parties hereby agree as set forth below.

1.

Purpose. The definition of the term “Purpose” under the Confidentiality Agreement is hereby amended (by expansion and not by supersession) to include the evaluation by Merck and its Affiliates of a potential business combination transaction involving the Company (a “Potential Transaction”).

2.

Mutuality. Each Party shall be considered and treated as “Discloser” under the Confidentiality Agreement with respect to any and all Confidential Information disclosed by or on behalf of such Party to the other Party or any of such other Party’s Affiliates or Representatives in connection with a Potential Transaction. The Company agrees to be bound by the obligations of “Merck”, as if it were “Merck” under the Confidentiality Agreement (as amended hereby) with respect to any Confidential Information disclosed by or on behalf of Merck to the Company or any of its Affiliates or Representatives in connection with a Potential Transaction.

3.

Subject Matter. The term “Subject Matter” as defined in the Confidentiality Agreement shall be amended and restated, solely with respect to Confidential Information disclosed by or on behalf of Merck, to reference “biologics for autoimmune regulation.”

4.

Miscellaneous. Capitalized terms not otherwise defined herein have the meanings set forth in the Confidentiality Agreement. All terms and conditions of the Confidentiality Agreement not modified by this letter agreement shall remain in full force and effect. This letter agreement shall be governed by and construed in accordance with the laws of the State of New Jersey. This letter agreement may be executed manually or electronically and in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement. This letter agreement may be amended, modified or extended only by a written agreement signed by each of the Parties.

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2000 Galloping Hill Road Kenilworth, NJ 07033 U.S.A. T: 908-740-4000 merck.com

Very truly yours,

MERCK SHARP & DOHME CORP.

/s/ Mark Stencik
Name:	Mark Stencik
Title:	Executive Director BD&L

Agreed and accepted:

PANDION THERAPEUTICS, INC.

/s/ Vikas Goyal
Name:	Vikas Goyal
Title:	SVP Business Development

Date:	February 12, 2021

[Signature page to Confidentiality Agreement Amendment]